As filed with the Securities and Exchange Commission on November 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNH Global N.V.

(Exact Name of Registrant as Specified in Its Charter)

Kingdom of The Netherlands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

World Trade Center Amsterdam Airport

Schiphol Boulevard 217

1118 BH Schiphol Airport, Amsterdam

The Netherlands

(011-31-20) 446-0429

(Address of Principal Executive Offices)

CNH Global N.V. Equity Incentive Plan

(Full Title of the Plan)

Michael P. Going

Senior Vice President and General Counsel

CNH Global N.V.

6900 Veterans Boulevard

Burr Ridge, Illinois 60527

(630) 887-3766

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John L. Savva

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value €2.25 per share	10,000,000 shares	$33.81	$338,100,000.00	$38,746.26

(1)	Covers an aggregate of 10,000,000 Common Shares that may be issued by CNH Global N.V. (the “Registrant”) under the CNH Global N.V. Equity Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional Common Shares which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)	Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices for the Registrant’s Common Shares on the New York Stock Exchange on October 26, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 10,000,000 Common Shares to be issued pursuant to the Registrant’s Equity Incentive Plan (the “EIP”). At the Annual General Meeting of Shareholders of the Registrant held at the Registrant’s registered office in World Trade Center Amsterdam Airport, Schiphol Boulevard 217, 1118 BH Schiphol Airport, Amsterdam, The Netherlands, on March 29, 2011, the shareholders authorized the Registrant to reserve an additional 10,000,000 Common Shares for issuance under the EIP and the Plans (as such term is defined in the EIP), raising the total number of Common Shares reserved for awards under the EIP and the Plans to 25,900,000. The Registrant has previously registered 5,600,000 shares (reflects a one-for-five stock split on April 1, 2003) under the EIP pursuant to a Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2000 (File No. 333-52016) and 10,300,000 shares under the EIP pursuant to a Form S-8 filed with the SEC on April 27, 2007 (File No. 333-142421). Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated herein by reference, except as otherwise set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the EIP, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates herein by reference the following documents filed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) by the Registrant with the SEC:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010 (File No. 333-05752) filed on March 1, 2011;

(b) The Registrant’s Reports of Foreign Issuer on Form 6-K furnished on February 18, 2011, March 2, 2011, March 29, 2011, March 31, 2011 (relating to the change in the Registrant’s certifying accountant), April 21, 2011 (relating to the announcement of the Registrant’s 2011 first quarter results), April 29, 2011, July 25, 2011, August 10, 2011, and October 27, 2011 (File No. 333-05752); and

(c) The description of the Common Shares under the heading “Description of Share Capital” contained in Amendment No. 3 to the Registrant’s Registration Statement on Form F-3 (File No. 333-84954) as filed by the Registrant with the SEC on June 3, 2002.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article 15 of the Amended Articles of Association of the Registrant provides that:

“The company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defence of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a former director or officer of the company, or of such other company, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.”

The Registrant has obtained directors’ and officers’ liability insurance, which, subject to policy terms and limitations, includes coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay its directors or officers. In addition, the Registrant has entered into indemnification agreements with each of its outside directors and executive officers as approved by the Registrant’s shareholders.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended Articles of Association of CNH Global N.V. (Previously filed as Exhibit 1.1 to the annual report on Form 20-F of CNH Global N.V. for the year ended December 31, 2006 (File No. 333-05752) and incorporated herein by reference).

4.2	Regulations of the Board of Directors of CNH Global N.V. dated December 8, 1999 (Previously filed as Exhibit 3.2 to the Annual Report on Form 20-F of CNH Global N.V. for the year ended December 31, 1999 (File No. 001-14528) and incorporated herein by reference).

4.3	CNH Global N.V. Equity Incentive Plan.

5.1	Opinion of NautaDutilh UK.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of NautaDutilh UK (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereof).

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-closing effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on the 1st day of November, 2011.

CNH GLOBAL N.V.

By:	/s/ Richard Tobin
Name: Richard Tobin
Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Tobin and Michael P. Going, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Harold D. Boyanovsky Harold D. Boyanovsky	Director, President and Chief Executive Officer (Principal Executive Officer)	November 1, 2011

/s/ Richard Tobin Richard Tobin	Chief Financial Officer (Principal Financial Officer)	November 1, 2011

/s/ Nancy Merola Nancy Merola	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2011

/s/ Sergio Marchionne Sergio Marchionne	Chairman of the Board	November 1, 2011

/s/ Thomas J. Colligan Thomas J. Colligan	Director	November 1, 2011

/s/ Edward A. Hiler Edward A. Hiler	Director	November 1, 2011

Signature	Title	Date

/s/ Leo W. Houle Leo W. Houle	Director	November 1, 2011

/s/ Rolf M. Jeker Rolf M. Jeker	Director	November 1, 2011

/s/ Peter Kalantzis Peter Kalantzis	Director	November 1, 2011

/s/ John B. Lanaway John B. Lanaway	Director	November 1, 2011

/s/ Kenneth Lipper Kenneth Lipper	Director	November 1, 2011

/s/ Paolo Monferino Paolo Monferino	Director	November 1, 2011

Jacques Theurillat	Director	November 1, 2011

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on November 1, 2011 by the undersigned as the duly authorized representative of CNH Global N.V. in the United States.

CNH GLOBAL N.V.

By:	/s/ Michael P. Going
	Name:	Michael P. Going
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended Articles of Association of CNH Global N.V. (Previously filed as Exhibit 1.1 to the annual report on Form 20-F of CNH Global N.V. for the year ended December 31, 2006 (File No. 333-05752) and incorporated herein by reference).

4.2	Regulations of the Board of Directors of CNH Global N.V. dated December 8, 1999 (Previously filed as Exhibit 3.2 to the Annual Report on Form 20-F of CNH Global N.V. for the year ended December 31, 1999 (File No. 001-14528) and incorporated herein by reference).

4.3	CNH Global N.V. Equity Incentive Plan.

5.1	Opinion of NautaDutilh UK.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of NautaDutilh UK (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereof).